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                                     CONSENT
                                     -------

         The undersigned hereby (i) acknowledges that it has reviewed the portions of the Registration Statement on Form S-1 (No. 333-43919) of Environmental Remediation Holding Corporation, in which the undersigned is referred to, (ii) consents to the use and context of its name, and (iii) confirms that the statements referring to it in the Registration Statement are a materially accurate summary of the reserve reports for which the undersigned is responsible.

Dated: March 12, 1998


                                    Very truly yours,

                                    /s/ Joseph Shoaf
                                    -----------------------------------
                                    Joseph Shoaf, P.E.
                                    Registered Engineer #1428, Colorado